UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Directors or Certain Officers

On August 8, 2013, George G. Daly notified the board of directors (the “Board”) of The First Marblehead Corporation (the “Corporation”) that he is retiring from the Board at the end of his current term.  Mr. Daly’s decision to retire was not due to any disagreements with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

On August 8, 2013, the Board appointed Seth Gelber as the Corporation’s President, succeeding Daniel Meyers in the position, as further discussed under subsection (c) below. Mr. Meyers will continue to serve as the Corporation’s Chairman of the Board and Chief Executive Officer.

As part of its cost reduction initiatives, on June 5, 2013, the Corporation implemented a reduction in force, including Gary F. Santo, Jr., a managing director and the head of capital markets.

(c)	Appointment of New President

On August 8, 2013, the Board appointed Mr. Gelber as the Corporation’s President, succeeding Mr. Meyers in the position. Mr. Meyers will continue to serve as the Corporation’s Chairman of the Board and Chief Executive Officer.  Mr. Gelber will serve as the Corporation’s President until his successor has been duly elected and qualified or until his earlier resignation or removal.

Mr. Gelber, 34, has served as a Managing Director of the Corporation since September 2008 and as Chief Operating Officer since August 2012. He served as the Corporation’s Chief Administrative Officer from March 2010 to August 2012 and as the Corporation’s Senior Vice President, Corporate Development from August 2008 to September 2008. From 2001 to 2006, Mr. Gelber held various positions in the Corporation’s Capital Markets and Product Strategy groups. Since October 2006, Mr. Gelber has served as President of Sextant Holdings, LLC, a private investment firm (“Sextant Holdings”), the sole member of which is Mr. Meyers. From 1998 to 2001, Mr. Gelber served as a Legislative Assistant to Congressman Jack Quinn (N.Y.), primarily focused on education, telecommunication and banking legislation. Mr. Gelber received a B.A. from The George Washington University.

Letter Agreement. On September 22, 2008, the Corporation entered into a letter agreement with Mr. Gelber, which was amended on December 22, 2008 (as amended, the “Letter Agreement”). The Letter Agreement provides that Mr. Gelber will receive an annual base salary of $360,000, and Mr. Gelber is eligible to receive a bonus of up to 50% of his earned salary for the applicable performance year. Effective September 1, 2013, Mr. Gelber’s annual base salary will increase to $475,000.

In addition, the Letter Agreement provides that in the event Mr. Gelber is involuntarily terminated by the Corporation without cause, the Corporation has agreed to provide Mr. Gelber with continuation of salary and medical and dental benefits for a period of six months immediately following Mr. Gelber’s termination date. For purposes of the Letter Agreement, “cause” is defined as (1) the willful failure by Mr. Gelber to perform his duties, which has continued for more than 30 days following written notice from the Corporation of such non-performance, (2) any act of dishonesty, intentional fraud or willful misconduct on the part of Mr. Gelber in the performance of his duties or (3) Mr. Gelber’s conviction of a felony involving moral turpitude.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.22 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “2010 Form 10-K”), which is incorporated herein by reference.

RSU Agreements.  The Corporation has granted Mr. Gelber restricted stock units (“RSUs”) under the Corporation’s 2003 stock incentive plan, as amended and restated (the “2003 Plan”), as follows:

•
On April 21, 2010, Mr. Gelber was granted 175,000 RSUs pursuant to a restricted stock unit agreement dated April 21, 2010 between Mr. Gelber and the Corporation (the “April 21, 2010 RSU Agreement”); and

•
On September 1, 2011, Mr. Gelber was granted 186,389 RSUs pursuant to a restricted stock unit agreement dated September 1, 2011 between Mr. Gelber and the Corporation (the “September 1, 2011 RSU Agreement” and together with the April 21, 2010 RSU Agreement, the “2003 Plan RSU Agreements”).

.

The Corporation has granted Mr. Gelber RSUs under the Corporation’s 2011 stock incentive plan (the “2011 Plan”) as follows:

•
On August 15, 2012, Mr. Gelber was granted 266,666 RSUs pursuant to a restricted stock unit agreement dated August 15, 2012 between Mr. Gelber and the Corporation (the “August 15, 2012 RSU Agreement”).

In addition, on August 8, 2013, the Board approved a grant to Mr. Gelber, to be made on August 16, 2013, of 507,500 RSUs under the 2011 Plan pursuant to a restricted stock unit agreement to be entered into between the Corporation and Mr. Gelber (the “August 16, 2013 RSU Agreement” and together with the August 15, 2012 RSU Agreement, the “2011 Plan RSU Agreements”).  The 2003 Plan RSU Agreements and the 2011 Plan RSU Agreements are collectively referred to as the “RSU Agreements.”

Each RSU represents a contingent right to receive one share of the Corporation’s common stock on the applicable vesting date, as follows:

•	Under the April 21, 2010 RSU Agreement, the RSUs vest in four equal annual installments beginning on the first anniversary of the grant date and ending on April 21, 2014;

•	Under the September 1, 2011 RSU Agreement, the RSUs will vest in four equal annual installments beginning on the first anniversary of the grant date and ending on September 1, 2015;

•	Under the August 15, 2012 Plan RSU Agreement, the RSUs will vest in four equal annual installments beginning on the first anniversary of the grant date and ending on August 15, 2016; and

•	Under the August 16, 2013 Plan RSU Agreement, the RSUs will vest in four equal annual installments beginning the first anniversary of the grant date and ending on August 16, 2017.

Pursuant to the RSU Agreements, the vesting of the RSUs would accelerate in full if Mr. Gelber’s employment with the Corporation is terminated:

•	By reason of death or “disability,” as defined in the applicable RSU Agreements; or

•
For “Good Reason” by Mr. Gelber or without “Cause” by the Corporation, as defined in Section 6 of the applicable RSU Agreements, on or prior to the second anniversary of the consummation of a “Reorganization Event,” as defined in the 2003 Plan or the 2011 Plan, as applicable.

In addition, if Mr. Gelber’s employment is terminated for a reason other than unsatisfactory job performance, willful misconduct, fraud, gross negligence, disobedience or dishonesty, then the number of RSUs which will vest will be determined as though Mr. Gelber’s employment had terminated on the day following the anniversary of the grant date that next follows the date of actual termination.

The summary of the April 21, 2010 RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the form of RSU Agreement filed as Exhibit 10.9 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated herein by reference. The summary of the September 1, 2011 RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the form of RSU Agreement filed as Exhibit 10.8 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (the “2011 Form 10-K”), which is incorporated herein by reference. The summaries of the 2011 Plan RSU Agreements do not purport to be complete and are qualified in their entirety by reference to the form of the 2011 Plan RSU Agreement filed as Exhibit 99.2 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2012, which is incorporated herein by reference.

Non-Competition Agreement.  Mr. Gelber has entered into an invention, non-disclosure, non-competition and non-solicitation agreement with the Corporation dated September 2, 2011 (the “Non-Competition Agreement”) pursuant to which he has agreed, among other things, to refrain from competing with the Corporation or soliciting its employees for a period of one year after the termination of his employment for any reason.

The foregoing summary of the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Competition Agreement, filed as Exhibit 10.9 to the 2011 Form 10-K, which is incorporated herein by reference.

No Family Relationships.  Mr. Gelber is not related by blood, marriage or adoption to any of the Corporation’s directors or other executive officers.

Related Person Transactions.  Since October 2006, Mr. Gelber has served as President of Sextant Holdings, the sole member of which is Mr. Meyers. Mr. Gelber received aggregate compensation from Sextant Holdings during fiscal 2013 of $60,000.

Upon the recommendation of the nominating and corporate governance committee of the Board, the Board has nominated Mr. Gelber for election as a director at the 2013 annual meeting of stockholders.

(e)	Compensatory Arrangements of Executive Officers and Directors

At a meeting held on August 8, 2013, the Board and the compensation committee of the Board (the “Committee”) made the following determinations:

•
Approved a one-time cash bonus in the amount of $50,000 to each of Mr. Meyers, Mr. Gelber, Barry Heneghan and Kenneth Klipper.  These cash bonuses, which are payable on August 30, 2013, were made outside of the Corporation’s executive incentive compensation plan and were based on the performance and contributions by each individual during fiscal 2013.

•	Approved an increase in Mr. Gelber’s base salary to $475,000, effective September 1, 2013.

•	Approved an increase in Mr. Heneghan’s base salary to $405,800, effective September 1, 2013.

•
Determined that the compensatory arrangements for non-employee directors of the Corporation will remain unchanged at this time except that any stock grants to directors will be made pursuant to the 2011 Plan instead of the 2003 Plan.

Item 8.01 Other Events

Equity Grants

The Board and the Committee also approved an aggregate of 4,100,000 RSU grants to be made to all employees of the Corporation, including Mr. Meyers and our executive officers, on August 16, 2013. The grant of 1,100,000 RSUs to Mr. Meyers will be fully vested upon grant.  The RSUs for all of the other employees, including our executive officers, will vest in four equal annual installments beginning on the first anniversary of the grant date and ending on August 16, 2017.

Press Release

On August 14, 2013, the Corporation issued a press release announcing the appointment of Mr. Gelber as President. The full text of the press release issued in connection with this announcement is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index attached hereto.

Exhibit No.	Description of Exhibit
99.1	Press release issued by the Corporation on August 14, 2013 entitled, “First Marblehead Appoints Seth Gelber as President and Chief Operating Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: August 14, 2013	By:	/s/ Kenneth Klipper
Kenneth Klipper
Managing Director and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by the Corporation on August 14, 2013 entitled, “First Marblehead Appoints Seth Gelber as President and Chief Operating Officer”